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                                                                  EXHIBIT 10.(f)



May 20, 1986

Mr. Ronald W. Haddock
8306 Acupulco Cove Court
Humble, TX  77338

Dear Ron:

In consideration of your decision to join American Petrofina, Incorporated
(API), API agrees to provide you, upon retirement from the active service of API at age 55 or later, with supplemental retirement benefits as determined in the following manner:

Your primary retirement benefit will equal 1.6% of your Final Average Earnings (includes basic salary and paid bonuses) that you receive from API over the 36 consecutive months out of the most recent 120 months immediately prior to retirement during which such earnings are the highest. Final Average Earnings shall then be multiplied by the number of completed years and months of service from June 11, 1963 to the date of your retirement from API, and then reduced by the lesser of (i) 1-1/2% of your Old Age Social Security benefit for such completed years and months of service or (ii) 50% of your Old Age Social Security benefit. If your retirement is prior to age 60, the retirement benefit amount will be reduced 5/12% for each month that your retirement precedes age 60. This retirement benefit amount will be payable as a 5 year and life annuity.

Your retirement benefit, as determined in the preceding paragraph, shall be reduced by the following three amounts:

The first amount will equal your vested deferred monthly 5 year certain and life annuity from the Exxon Corporation plan payable from your retirement date.

The second amount will equal your monthly 5 year certain and life annuity from the Pension Plan for employees of American Petrofina, Incorporated and Certain Subsidiaries payable from your retirement date.




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Mr. Ronald W. Haddock
May 20, 1986
Page Two


The third amount will equal your monthly 5 year certain and life annuity from the Excess Benefit Plan of American Petrofina, Incorporated and Certain Subsidiaries payable from your retirement date.

Such supplemental retirement benefits may be converted into any of the optional forms of benefit then permitted under the Pension Plan for employees of API, using the actuarial equivalence factor applicable under that plan.

As we discussed, such supplemental retirement benefits will not be funded in advance but will be considered as general obligations of API.

If you find the foregoing to be satisfactory to you, please so indicate in the spaces provided below. Return one executed copy to me and retain one copy for your files.

Sincerely,

   /s/

Paul D. Meek

PDM/dld

ACCEPTED AND AGREED this  29 day of May , 1986.



                                             /s/
                                       ----------------------------
                                       Ronald W. Haddock



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                                  FINA, Inc.

                          INTEROFFICE CORRESPONDENCE

                       THIS MEMORANDUM CONSTITUTES THE
                      AMENDMENT TO THE LETTER OF 5/20/86

Date:   December 16, 1993       Subject:   Tax Avoidance by Vesting--
                                           Ron W. Haddock's SERP
From:   Bill H. Bonnett

To:     Paul D. Meek

In order to keep the Company from paying $15,000 in FICA-Medicare taxes and an equal match by the employee, I recommend a December 1, 1993 vesting of the Supplemental Executive Retirement Plan (SERP) benefits outlined in the employment contract you signed for Ron Haddock. This is a result of the Tax Reform Act (OBRA '93) provision effective January 1, 1994, which requires a FICA-Medicare tax of 1.45% on past accruals for SERP's at the point of vesting. This tax can be avoided if the benefit is vested before January 1, 1994.

When Ron was hired he received an individual employment contract which provided a supplemental benefit to "keep him whole" with the Exxon equivalent benefit. In the agreement (see attached) the benefit will vest when age 55 is reached (7/95). There is no hidden cost to accelerate the vesting of the benefits as long as Ron remains with FINA until at least age 55.

Your approval of this amendment to the employment contract is respectfully requested. The attached E-mail form Mike Godfrey confirms approval by our outside directors and Ron has also received approval from Francois Cornelis.



                                                     /s/
                                                Bill H. Bonnett

BHB/dld
Attachment

APPROVED:

    /s/
Paul D. Meek